Exhibit 99.1

COURT APPROVES SALE OF BLOCKBUSTER TO DISH NETWORK

Closing Expected to Occur on April 25th

DALLAS, April 7, 2011 – Blockbuster Inc. (OTHER OTC: BLOKAQ, BLOKBQ), a leading global provider of rental and retail movie and game entertainment, today announced that the U.S. Bankruptcy Court for the Southern District of New York has approved the sale of substantially all of Blockbuster’s assets to DISH Network Corporation (“DISH” or “DISH Network”). As previously announced, DISH’s offer of $320.6 million was selected as the successful bid following a robust auction conducted earlier this week. The auction process was designed to achieve the highest and best offer for the Company’s assets and was conducted in accordance with Section 363 of the U.S. Bankruptcy Code.

Under the terms of the DISH asset purchase agreement, which has been filed with the court, the Blockbuster estate is to receive approximately $227 million in cash distributions. The transaction is expected to close on April 25th.

Jim Keyes, Chairman and Chief Executive Officer, commented, “We are pleased to have reached this important milestone in the ongoing transformation of Blockbuster. The combination of DISH Network with Blockbuster’s multi-channel offering will ultimately provide our combined subscribers and customers the most convenient access to an outstanding entertainment experience.”

The Company and certain of its domestic subsidiaries filed voluntary Chapter 11 petitions on September 23, 2010. Additional information is available at www.Blockbuster.com/recapitalization or by telephone at 877-660-6684 or 732-645-4110. General information for Blockbuster customers is available at www.Blockbuster.com or by calling 1-866-692-2789.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The Company provides customers with convenient access to media entertainment anywhere, any way they want it - whether in-store, by-mail, through vending kiosks or digitally to their homes and mobile devices. With a highly recognized brand and a library of more than 125,000 movie and game titles, Blockbuster leverages its multichannel presence to serve nearly 47 million global customers annually. Information about the Company may be accessed worldwide at www.blockbuster.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. Currently, the risks and uncertainties that may most directly impact our future results include (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; (iii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) the effects of the Company’s bankruptcy filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; (vi) the length of time the Company will operate under the chapter 11 cases; (vii) risks associated with third party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, including the currently proposed plan; (viii) the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity or results of operations; (ix) the ability to execute the Company’s business and restructuring plan; (x) increased legal costs related to the bankruptcy filing and other litigation; (xi) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees; or (xii) the ability of the Company to perform the terms of the Asset Purchase Agreement with DISH or any other purchaser that may emerge in the 363 sales process in the Chapter 11 cases. In the event that the risks disclosed in our public filings and those discussed above cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

# # #

Media Contact:	Blockbuster Corporate Communications (214) 854-4699 corporate.communications@blockbuster.com

2